Exhibit 99.1

I. INDIVIDUAL CASES

A. Engle Progeny Cases.

Pursuant to the Florida Supreme Court’s ruling in Engle v. Liggett Group Inc., which decertified the Engle class on a prospective basis, former class members had until January 2008 to file individual lawsuits. Lawsuits by individuals requesting the benefit of the Engle ruling are referred to as the “Engle progeny” cases. Liggett has resolved the claims of all but 17 Engle progeny plaintiffs. For more information on the Engle case and on the settlement, see “Note 7. Contingencies.”

(i)Engle Progeny Cases with trial dates through March 31, 2024.

Stein v. R.J. Reynolds Tobacco Co., et al., Case No. 12-034645, Circuit Court of the 11th Judicial Circuit, Miami-Dade County (case filed 08/31/12). One individual suing. The case is set for the trial period starting 09/05/2023.

(ii)Post-Trial Engle Progeny Cases.

None.

B. Other Individual Cases.

California

Taylor, et al. v. R.J. Reynolds Tobacco Company, et al., Case No. 8:23-cv-00483, United States District Court, Central District of California (case filed 12/16/2022). Three individuals suing.

Florida

Bennett, et al. v. Philip Morris USA Inc., et al., Case No. 20-30196, Circuit Court of the 7th Judicial Circuit, Volusia County (case filed 02/27/2020). One individual suing on behalf of the estate and survivors of a deceased smoker. Vector Group is a named defendant but, not Liggett. The case is set for trial during the trial period starting 10/30/2023.

Cowart v. Liggett Group Inc., et al., Case No. 98-01483-CA, Circuit Court of the 4th Judicial Circuit, Duval County (case filed 03/16/1998). One individual suing. Liggett is the only remaining defendant in this case. The case is dormant.

Cunningham v. R.J. Reynolds Tobacco Company, et al., Case No. 17-CA-000293, Circuit Court of the 19th Judicial Circuit, St. Lucie County (case filed 02/20/2017). One individual suing on behalf of the estate and survivors of a deceased smoker.

Lane, et al. v. Philip Morris USA Inc., et al., Case No. 17-011591, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 06/16/2017). Two individuals suing. The case is set for trial during the trial period starting 05/13/2024.

Mathews v. R.J. Reynolds Tobacco Company, et al., Case No. 16-21-CA-005136, Circuit Court of the 4th Judicial Circuit, Duval County (case filed 10/01/2021). One individual suing. Both Liggett and Vector are named defendants. The case is set for trial during the trial period starting 04/15/2024.

McMakin v. R.J. Reynolds Tobacco Company, et al., Case No. 20-30329, Circuit Court of the 7th Judicial Circuit, Volusia County, (case filed 03/30/2020). One individual suing on behalf of the estate and survivors of two deceased smokers. Vector Group is a named defendant, but not Liggett. The case is set for trial during the trial period starting 10/30/2023.

Mier v. Philip Morris USA Inc., et al., Case No. 2022 11094, Circuit Court of the 7th Judicial Circuit, Volusia County (case filed 07/12/2022). One individual suing. Vector is a named defendant, not Liggett. The case is set for trial during the trial period starting 10/30/2023.

Santayana, et al., v. Philip Morris USA Inc., et al., Case No. 2022-022140, Circuit Court of the 11th Judicial Circuit, Miami-Dade County (case filed 11/18/2022). Two individuals suing.

Schoene v. R.J. Reynolds Tobacco Company, et al., Case No. 21-004689, Circuit Court of the 17th Judicial Circuit, Broward County (case filed 03/05/2021). One individual suing.

Siler v. R.J. Reynolds Tobacco Company, et al., Case No. 22-022692, Circuit Court of the 11th Judicial Circuit, Miami-Dade County (case filed 11/28/2022). One individual suing on behalf of the estate and survivors of deceased smoker.

Taylor v. Philip Morris USA Inc., et al., Case No. 19-CA-255, Circuit Court of the 2nd Judicial Circuit, Wakulla County (case filed 12/18/2019). One individual suing.

Voglio v. R.J. Reynolds Tobacco Company, et al., Case No. 18-CA-000640, Circuit Court of the 19th Judicial Circuit, Martin County (case filed 08/29/2018). One individual suing on behalf of the estate and survivors of a deceased smoker.

Watson, et al. v. R.J. Reynolds Tobacco Company, et al., Case No. 20-CA-009690-O, Circuit Court of the 9th Judicial Circuit, Orange County (case filed 09/25/2020). One individual suing. Liggett is the only remaining defendant in this case.

Whitehurst v. Philip Morris USA Inc., et al., Case No. 19-016282, Circuit Court of the 11th Judicial Circuit, Miami-Dade County (case filed 05/30/2019). One individual suing on behalf of the estate and survivors of a deceased smoker.
Hawaii

Caravalho, et al. v. Philip Morris USA Inc., et al., Case No. 3CCV-22-0000072, Circuit Court, 3rd Circuit (case filed 09/02/2022). Seven individuals suing: one individual suing as a descendant and personal representative of the estate of the deceased smoker and six individuals as descendants of the deceased smoker. The case is special set for trial starting 04/15/2024.

Dutro, et al. v. Philip Morris USA Inc., et al., Case No. 1CCV-22-0000411, Circuit Court, 1st Circuit, Hawaii, (case filed 04/11/2022). Seven individuals suing: one individual suing as a descendant and personal representative of the estate of the deceased smoker and six individuals as descendants of the deceased smoker. The case is set for trial starting 06/03/2024.

Kanuha v. Philip Morris USA Inc., et al., Case No. 1CCV-22-0000832, Circuit Court, 1st Circuit, Hawaii, (case filed 07/19/2022) One individual suing. The case is special set for trial starting 04/15/2024.

Manious, et al. v. Philip Morris USA Inc., et al., Case No. 3CCV-22-0000072, Circuit Court, 3rd Circuit (case filed 03/15/2022). Two individuals suing. The case is consolidated with Silva and is special set for trial starting 02/13/2024.

Silva v. Philip Morris USA Inc., et al., Case No. 3CCV-22-0000271, Circuit Court, 3rd Circuit (case filed 09/07/2022). One individual suing. The case is consolidated with Manious and is special set for trial starting 02/13/2024.

Illinois

Cain v. Philip Morris USA, Inc., et al., Case No. 2021-L-008850, Circuit Court of Cook County, Illinois (case filed 09/02/2021). One individual suing.

Collins v. Philip Morris USA Inc., et al., Case No. 2022-L-000578, Circuit Court of Cook County, Illinois (case filed 01/19/2022). One individual suing.

Demir v. R.J. Reynolds Tobacco Company, et al., Case No. 2021-L-004375, Circuit Court of Cook County, Illinois (case filed 04/28/2021). One individual suing.

Gerace, et al. v. Philip Morris USA Inc., et al., Case 2022-L-003599, Circuit Court of Cook County, Illinois (case filed 04/19/2022). Two individuals suing.

Gorski v. Philip Morris USA, Inc., et al., Case No. 2021-L-008024, Circuit Court of Cook County, Illinois (case filed 08/12/2021). One individual suing.

McBride. vs. Fischbach, LLC, et al., Case No. 2022-L-000489, St. Clair County, Illinois (case filed 06/15/2022). One individual suing.

McGee v. Philip Morris USA Inc., et al., Case No. 2023-L-003859, Circuit Court of Cook County, Illinois (case filed 04/18/2023). One individual suing.

Morton v. Philip Morris USA Inc., et al., Case No. 2022-L-006350, Circuit Court of Cook County, Illinois (case filed 07/15/2022). One individual suing.

Ogbebor v. Philip Morris USA Inc., et al., Case No. 2023-L-000605, Circuit Court of Cook County, Illinois (case filed 01/20/2023). One individual suing.

Thompson, et al. v. Philip Morris USA Inc., et al., Case No. 2023-L-000843, Circuit Court of Cook County, Illinois (case filed 01/27/2023). Two individuals suing.

Louisiana

Oser v. The American Tobacco Co., et al., Case No. 97-9293, Circuit Court of the Civil District Court, Parish of Orleans (case filed 05/27/1997). One individual suing. There has been no recent activity in this case.

Reese, et al. v. R. J. Reynolds, et al., Case No. 2003-12761, Circuit Court of the 22nd Judicial District Court, St. Tammany Parish (case filed 06/10/2003). Five individuals suing. There has been no recent activity in this case.

Massachusetts

Anderson v. Philip Morris USA Inc., et al., Case No. 2384-CV-01033, Superior Court of Massachusetts, Suffolk County (case filed 05/02/2023). One individual suing.

Allen v. Philip Morris USA Inc., et al., Case No. 2384-CV-00680, Superior Court of Massachusetts, Suffolk County (case filed 03/20/2023). One individual suing.

Ashmore v. Philip Morris USA Inc., et al., Case No. 2384-CV-00492, Superior Court of Massachusetts, Suffolk County (case filed 03/06/2023). One individual suing.

Bloom v. Philip Morris USA Inc., et al., Case No. 2384-CV-00386, Superior Court of Massachusetts, Suffolk County (case filed 02/10/2023). One individual suing.

Daviolo v. Philip Morris USA Inc., et al., Case No. 2384-CV-01014, Superior Court of Massachusetts, Suffolk County (case filed 05/01/2023). One individual suing.

Dent v. Philip Morris USA Inc., et al., Case No. 2384-CV-00746, Superior Court of Massachusetts, Suffolk County (case filed 03/28/2023). One individual suing.

DiMaio v. Philip Morris USA Inc., et al., Case No. 2384-CV-01036, Superior Court of Massachusetts, Suffolk County (case filed 05/02/2023). One individual suing.

Goodwin v. Philip Morris USA Inc., et al., Case No. 2384-CV-00767, Superior Court of Massachusetts, Suffolk County (case filed 03/29/2023). One individual suing.

Jankouski. v. Philip Morris USA Inc., et al., Case No. 2384-CV-01015, Superior Court of Massachusetts, Suffolk County (case filed 05/01/2023). One individual suing.

Johnson v. Philip Morris USA Inc., et al., Case No. 2384-CV-0559, Superior Court of Massachusetts, Suffolk County (case filed 03/06/2023). One individual suing.

Logiudice v. Philip Morris USA Inc., et al., Case No. 2384-CV-01038, Superior Court of Massachusetts, Suffolk County (case filed 05/03/2023). One individual suing.

Prescott v. R.J. Reynolds Tobacco Company, et al., Case No. 2384-CV-0058, Superior Court of Massachusetts, Suffolk County (case filed 03/06/2023). One individual suing.

Sandler, E. v. Philip Morris USA, Inc., et al. Case No. 22-220, Norfolk Superior Court, Commonwealth of Massachusetts, (case filed 03/10/2022). One individual suing. The case is set for trial starting 10/07/2024.

Squillante v. Philip Morris USA, Inc., et al., Case No. 1:23-cv-10814, United States District Court, District of Massachusetts (case filed 03/06/2023). One individual suing.

Vartanian v. Philip Morris USA Inc., et al., Case No. 2384-CV-01035, Superior Court of Massachusetts, Suffolk County (case filed 05/02/2023). One individual suing.

Zachariewicz v. Philip Morris USA Inc., et al., Case No. 2384CV00981, Superior Court of Massachusetts, Suffolk County (case filed 04/27/2023). One individual suing.

Nevada

Camacho, et al. v. Philip Morris USA Inc., et al., Case No. A-19-807650C, District Court, Clark County, Nevada, (case filed 12/30/2019). Two individuals suing.

Geist v. Philip Morris USA Inc., et al., Case No. A-19-807653C, District Court, Clark County, Nevada, (case filed 12/30/2019). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is set for trial starting 06/13/2023.

Rowan v. Philip Morris USA Inc., et al., Case No. A-20-811091C, District Court, Clark County, Nevada, (case filed 02/25/2020). One individual suing as personal representative of the estate and survivors of a deceased smoker. The case is set for trial starting 04/01/2024.

Tully, et al. v. Philip Morris USA Inc., et al., Case No. A-19-807657C, District Court, Clark County, Nevada, (case filed 12/30/2019). Two individuals suing.

New Mexico

Grace v. RJ Reynolds Tobacco Company, et al., Case No. D-0101-CV-2020-01689, 1st Judicial District, Santa Fe County, New Mexico (case filed 08/05/2020). One individual suing on behalf of the estate and survivors of a deceased smoker. The case is set for trial starting 06/20/2023.

Lopez, H. v. RJ Reynolds Tobacco Company, et al., Case No. D-0101-CV-2020-01686, 1st Judicial District, Santa Fe County, New Mexico (case filed 08/04/2020). One individual suing on behalf of the estate and survivors of two deceased smokers. The case is set for trial starting 12/04/2023.

Martinez, et al. v. RJ Reynolds Tobacco Company, et al., Case No. D-0101-CV-2020-01691, 1st Judicial District, Santa Fe County, New Mexico (case filed 08/05/2020). Two individuals suing. The case is set for trial starting 05/30/2023.

South Carolina

Reed v. RJ Reynolds Tobacco Company, et al., Case No. 8:22-cv-01029-TMC-JDA, U.S. District Court for the District of South Carolina, South Carolina (case filed 03/31/2022). One individual suing.

II. CLASS ACTION CASES

Parsons, et al. v. A C & S Inc., et al., Case No. 00-C-7000, First Judicial Circuit, West Virginia, Ohio County (case filed 02/09/1998). This purported class action is brought on behalf of plaintiff and all West Virginia residents who allegedly have claims arising from their exposure to cigarette smoke and asbestos fibers and seeks compensatory and punitive damages. The case has been stayed since December 2000 as a result of bankruptcy petitions filed by three co-defendants.

Young, et al. v. American Brands Inc., et al., Case No. 97-19984cv, Civil District Court, Louisiana, Orleans Parish (case filed 11/12/1997). This purported class action is brought on behalf of plaintiff and all similarly situated residents in Louisiana who, though not themselves cigarette smokers, were exposed to and suffered injury from secondhand smoke from cigarettes. The plaintiffs seek an unspecified amount of compensatory and punitive damages. The case has been stayed since March 2016 pending the completion of the smoking cessation program ordered by the court in Scott v. The American Tobacco Co.

III. HEALTH CARE COST RECOVERY ACTIONS

Crow Creek Sioux Tribe v. The American Tobacco Company, et al., Case No. cv-97-09-082, Tribal Court of the Crow Creek Sioux Tribe, South Dakota (case filed 09/26/1997). The plaintiff seeks to recover actual and punitive damages, restitution, funding of a clinical cessation program, funding of a corrective public education program and disgorgement of unjust profits from alleged sales to minors. The case is dormant.

IV. OTHER MATTERS

Mayor of Baltimore, et al. v. Philip Morris USA Inc., et al., Case No. 1:23-cv-00303, United States District Court, District of Maryland (case filed 11/21/22). The Mayor and City Council of Baltimore sued Liggett and others, claiming, among other things, that defendants’ failure to use biodegradable filters on their cigarette products resulted in littering by smokers of the city’s streets, sidewalks, beaches, parks, lawns and waterways, which in turn resulted in contamination of the soil and water, increased costs of clean-up and disposal of this litter, as well as the reduction of property values and tourism to the city. Plaintiffs seek compensatory damages, punitive damages, penalties, fines, disgorgement of profits and equitable relief.